Exhibit 99.1

September 30, 2011

BankGuam Holding Company

Declares 3rd Quarter Dividends and Ticker

Symbol Change

BankGuam Holding Company (OTCBB:BKGMF), announced that its Board of Directors declared an $0.125 per share quarterly cash dividend at the Board’s regular meeting held on August 22, 2011. The dividend will be paid on September 30, 2011 to shareholders of record on September 15, 2011.

“We are pleased with the Bank’s performance, and happy to announce that we are continuing our practice of paying quarterly dividends to our shareholders,” explained President and Chair of the Board, Lourdes (Lou) A. Leon Guerrero.

In addition, the Company also announced today that in connection with its holding company reorganization, the Company has obtained a ticker symbol from the Financial Industry Regulatory Authority. The Company’s stock started trading under the new ticker symbol “BKGMF” on the OTC Bulletin Board effective September 20, 2011. Prior to the holding company reorganization, the Company’s subsidiary, the Bank of Guam, traded under the OTC Bulletin Board ticker symbol “BKGM.”

CONTACT: BankGuam Holding Company

William D. Leon Guerrero

Executive Vice President & Chief Operating Officer

(671) 472-5273

Attn: